As filed with the Securities and Exchange Commission on December 11, 1998
                                                        Reg. No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              Wisconsin Gas Company
             (Exact name of registrant as specified in its charter)

               Wisconsin                                39-0476515
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

                            626 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 385-7000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                                Joseph P. Wenzler
                            Senior Vice President and
                             Chief Financial Officer
                              Wisconsin Gas Company
                            626 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 385-7000
                       (Name, address, including zip code,
                      and telephone number, including area
                           code, of agent for service)

                                 with a copy to:
     Jere D. McGaffey, Esq.
      Jay O. Rothman, Esq.                        Wilbur C. Delp, Jr., Esq.
         Foley & Lardner                               Sidley & Austin
    777 East Wisconsin Avenue                     One First National Plaza
   Milwaukee, Wisconsin  53202                    Chicago, Illinois  60603
                                -----------------

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                               -----------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
       Title of Each              Proposed Maximum
    Class of Securities          Aggregate Offering              Amount of
      to be Registered                  Price               Registration Fee(1)
--------------------------------------------------------------------------------
        Notes                        $50,000,000                  $13,900
--------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

                            -------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (Subject to Completion)
Dated December 11, 1998




                                   $50,000,000

                              Wisconsin Gas Company

                                      Notes
                                   -----------

Wisconsin Gas Company may offer from time to time unsecured notes. The specific terms of any notes offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the manner in which the notes will be offered.
                                  -------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                  -------------


MORGAN STANLEY DEAN WITTER

                     ROBERT W. BAIRD & CO.
                         INCORPORATED

                                      A.G. EDWARDS & SONS, INC.




December   , 1998

         You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and the accompanying prospectus supplement. We are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and the accompanying prospectus supplement is accurate only as of the dates of this prospectus and the accompanying prospectus supplement, regardless of the time of delivery of this prospectus and the accompanying prospectus supplement or any sale of the notes. In this prospectus and the accompanying prospectus supplement, the "Company," "we," "us" and "our" refer to Wisconsin Gas Company.
                            ------------------------

                                TABLE OF CONTENTS
                                                                            Page

WHERE YOU CAN FIND MORE INFORMATION...........................................3

THE COMPANY...................................................................4

USE OF PROCEEDS...............................................................4

SELECTED FINANCIAL INFORMATION................................................4

RATIOS OF EARNINGS TO FIXED CHARGES...........................................5

DESCRIPTION OF THE NOTES......................................................5

PLAN OF DISTRIBUTION.........................................................13

LEGAL MATTERS................................................................15

EXPERTS......................................................................15

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1- 800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and on the Internet world wide web site maintained by the Commission at "http://www.sec.gov".

         We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the notes. This prospectus does not contain all of the information set forth in such registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to such registration statement.

         The Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The most recent information that we file with the Commission automatically updates and supersedes any older information. We incorporate by reference the following documents we have filed or may file with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934:

                  o Our Annual Report on Form 10-K for the year ended December 31, 1997; and

                  o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998; and

                  o All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus, until all of the notes being offered by this prospectus are sold.

         You may request a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus at no charge to you. If you would like to obtain this information from us, please direct your request, either in writing or by telephone to Robert
A. Nuernberg at Wisconsin Gas Company, 626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 (Telephone: (414) 385-7000).

                                   THE COMPANY

         Wisconsin Gas Company is a Wisconsin corporation and a wholly-owned subsidiary of WICOR, Inc. We are the largest distributor of natural gas in Wisconsin, and conduct all of our business in Wisconsin. At December 31, 1997, we distributed gas to approximately 521,000 residential, commercial and industrial customers in 521 communities throughout Wisconsin with an approximate population of 2,000,000 based on 1997 estimates provided by the State of Wisconsin. We are subject to the jurisdiction of the Public Service Commission of Wisconsin as to various phases of our operations, including rates, service and the issuance of securities.

         Our principal executive offices are located at 626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and our telephone number is (414) 385-7000.

         Wisconsin Gas Company's parent, WICOR, Inc., is a diversified holding company with two principal business groups. WICOR's Energy Group is engaged in natural gas distribution and related services, and WICOR's Manufacturing Group is engaged in the manufacture of pumps and processing equipment used to pump, control, transfer, hold and filter water and other fluids. WICOR has no obligation with respect to and is not a guarantor of the notes.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the notes will be added to our general funds and used for general corporate purposes. Net proceeds from the sale of the notes may also, depending on market conditions, be used to discharge a portion of our outstanding debt. The debt to be discharged, if any, is described in the applicable prospectus supplement.

                       RATIOS OF EARNINGS TO FIXED CHARGES

         Set forth below are the ratios of earnings to fixed charges (unaudited) for Wisconsin Gas Company for the twelve months ended September 30, 1998 and for the last five years:



       Twelve Months
           Ended
    September 30, 1998                    Year Ended December 31,
                           -----------------------------------------------------
                                1997      1996     1995     1994      1993
                                ----      ----     ----     ----      ----

           3.67                 4.54      4.90     3.96     2.89       2.92



         The ratio of earnings to fixed charges for the nine months ended September 30, 1998 was 2.77. For the purpose of computing the ratios of earnings to fixed charges, earnings have been calculated by adding to income before interest expense, federal and state income taxes and the estimated interest component of rentals. Fixed charges represent interest expense, amortization of debt discount, premium and expense and the estimated interest component of rentals.

                            DESCRIPTION OF THE NOTES

         This prospectus describes certain general terms and provisions of the notes. When we offer to sell a particular series of notes, we will describe the specific terms of the series in a supplement that will accompany this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of notes.

         We may offer under this prospectus up to $50,000,000 aggregate principal amount of notes, or if notes are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $50,000,000. Unless otherwise specified in a supplement to this prospectus, the notes will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

         The notes will be issued under an indenture, dated September 1, 1990, between us and Firstar Bank Milwaukee, N.A., as trustee. There is no limit on the aggregate principal amount of notes that may be issued under the indenture. The indenture provides that notes may be issued from time to time in one or more series pursuant to the terms of one or more officers' certificates or supplemental indentures creating the series. As of the date of this prospectus, there are two series of notes with an aggregate principal amount of $110,000,000 outstanding under the indenture.

         We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meaning specified in the indenture.

General

         The terms of each series of notes will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. (Section
301) The particular terms of each series of notes will be described in a prospectus supplement relating to such series (including any pricing supplement).

         We can issue an unlimited amount of notes under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of notes being offered, the initial offering price, the aggregate principal amount and the following terms of the notes:

                  o        the title of the notes;

                  o any limit on the aggregate principal amount of the notes of the series;

                  o the person to whom interest on the notes of the series will be payable if other than the registered holder;

                  o the date or dates on which we will pay the principal on the notes of the series;

                  o the rate or rates (which may be fixed or variable) per annum (or the method used to determine the rate or rates) at which the notes of the series will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date (or the method for establishing such date or dates);

                  o the place or places where principal of (and premium, if any) and interest on the notes of the series will be payable;

                  o the terms and conditions upon which we may redeem the notes of the series;

                  o any obligation we have to redeem or purchase the notes of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of the notes of the series;

                  o the dates on which and the price or prices at which we will repurchase notes of the series at the option of the holders of notes of the series and other detailed terms and provisions of these repurchase obligations;

                  o the denominations in which the notes of the series will be issued, if other than denominations of $1,000 and any integral multiple thereof;

                  o the portion of principal amount of the notes of the series payable upon declaration of acceleration of the maturity date, if other than the principal amount;

                  o the currency of denomination of the notes of the series;

                  o if payments of principal of (and premium, if any) or interest on the notes of the series are to be payable, at our election or a holder's election, in one or more currencies or currency units other than that or those in which the notes of the series are denominated, the period or periods within which, and the terms and conditions upon which, the election may be made;

                  o the manner in which the amounts of payment of principal of (and premium, if any) or interest on the notes of the series will be determined, if these amounts may be determined by reference to an index;

                  o the manner in which a temporary global note representing all the notes of the series will be issued and subsequently exchanged for definitive notes of the series;

                  o whether the notes of the series will be issued in the form of certificated note securities or global note securities; and

                  o any other terms of the notes of the series which terms may not be inconsistent with, modify or delete any provisions of the indenture. (Sections 301 and
                           901)

         We may issue notes that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these notes in the applicable prospectus supplement.

         If we denominate the purchase price of any of the notes in a foreign currency or currencies or a foreign currency unit or units, or if the principal of (and premium, if any) and interest on any series of notes is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of notes and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

         Unless otherwise indicated in the prospectus supplement, the notes will be issued in fully registered form, without coupons, in denominations of $1,000 or any multiple of $1,000. At any time and from time to time we may deliver executed notes to the trustee for authentication and, subject to the conditions set forth in the indenture, the trustee shall authenticate and deliver such notes as provided in the indenture. No note shall be entitled to any benefit under the indenture or be valid or obligatory for any purpose unless there appears on such note a certificate of authentication substantially in the form provided for in the indenture. All notes will be dated the date of their authentication. (Sections 301 and 303)

         Unless otherwise indicated in the prospectus supplement, principal of (and premium, if any) and interest on the notes will be payable at an office maintained by the trustee for such purpose in New York, New York and the notes will be exchangeable and transfers thereof will be registerable at the principal corporate trust office of the trustee in Milwaukee, Wisconsin, provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the note register. (Sections 202, 305 and 1002)

         Notes may be exchanged for an equal aggregate principal amount of notes of other authorized denominations without service charge, except for any tax or other governmental charge that may be imposed. (Section 305) Interest on each note (with limited exceptions as provided in the indenture) will be paid to the person in whose name such note is registered at the close of business on the applicable record date specified in the note. (Section 307) The notes of any series, if so specified with respect to a particular series, may be issued in permanent global form.

         The notes will be unsecured and unsubordinated obligations and will rank as to priority of payment equally with all of our other unsecured and unsubordinated indebtedness. Substantially all of our properties and franchises are subject to the lien of an Indenture of Mortgage and Deed of Trust, dated as of November 1, 1950 (the "First Mortgage Indenture"), between us and Chase Manhattan Trust Company and Theodore Kravits, as trustees. As of the date of this prospectus, one series of first mortgage bonds (the "First Mortgage Bonds") is outstanding under the First Mortgage Indenture. The final principal payment on the outstanding series of First Mortgage Bonds is due on February 15, 1999. We anticipate terminating the First Mortgage Indenture and obtaining a release of the lien against our properties and franchises as soon as practicable after the repayment at maturity of the First Mortgage Bonds on February 15, 1999.

         The notes may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such notes will be described in the applicable prospectus supplement. (Section 101)

Permanent Global Notes

         If any notes of a series are issuable in permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global note may exchange such interests for notes of such series. Principal of (and premium, if any) and interest on a permanent global note will be payable in the manner described in the prospectus supplement relating to such global note. (Section
203)

Restrictive Covenants

         The indenture does not limit the amount of unsecured debt that we can incur. The indenture also does not expressly address the effect of a highly leveraged transaction, however structured, on the holders of notes. As discussed below, however, the limitations on our ability to create liens, to issue additional First Mortgage Bonds and to enter into sale and leaseback transactions provide some protection to note holders in such an event.

         Limitations on Liens. So long as the notes of any series remain outstanding, we will not, and will not permit any subsidiary to, create any mortgage on, pledge of, or other lien on or security interest in, any of our properties or assets to secure any indebtedness, unless we also make all of the notes of that series equally and ratably secured, except for the following:

                  o the First Mortgage Indenture securing the First Mortgage Bonds;

                  o mortgages on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise (or on the property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost of such property, including the extension of any such mortgages to repairs, renewals, replacements, substitutions, additions and improvements made on such property;

                  o any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of mortgages otherwise permitted by the indenture;

                  o the pledge of any bonds or other securities at any time issued under any of the mortgages otherwise permitted by the indenture; or

                  o        certain permitted  encumbrances  under the indenture.
                           (Section 1004)

         Permitted encumbrances under the indenture include (a) the pledge or assignment in the ordinary course of business of gas inventory, accounts receivable or customers' installment paper, and (b) encumbrances not otherwise permitted if the aggregate of all of our obligations secured by such encumbrances, together with the aggregate net proceeds received by us in respect of certain outstanding sale and leaseback transactions permitted under the indenture, does not exceed 10% of our consolidated tangible net worth. (Section
101)

         Limitation on First Mortgage Bonds. So long as any notes of any series remain outstanding, we will not issue any additional First Mortgage Bonds under the First Mortgage Indenture, except in connection with transfers, exchanges, replacements, substitutions or reissues of First Mortgage Bonds of any series that are already outstanding. (Section 1006)

         Limitations on Sales and Leasebacks. So long as there are notes of any series outstanding, we will not enter into a sale and leaseback transaction for a term (including renewals) of more than three years with respect to any principal property acquired or placed into service more than 180 days before the effective date of such lease arrangement unless:

                  o we would be entitled to incur indebtedness secured by a mortgage on such principal property in a principal amount equal to the net proceeds we received in respect of such sale and leaseback transaction without equally and ratably securing the notes; or

                  o we retire, or cause to be retired, within 120 days of the effective date of the sale and leaseback transaction, funded debt which is senior to or on parity with the notes in an amount equal to the net proceeds we received with respect to such sale and leaseback transaction. (Section 1005)

Modification and Waiver

         We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding notes of each series affected by the modifications or amendments. However, we and the trustee may not make any modification or amendment without the consent of the holders of each affected note then outstanding if that amendment will:

                  o change the fixed maturity or reduce the principal amount of any note;

                  o reduce the rate or change the time of payment of interest on any note, or reduce any premium payable upon redemption of any note;

                  o        reduce the amount of principal  of an original  issue
                           discount  note  payable  upon   acceleration  of  the
                           maturity of such note;

                  o impair the right to institute suit on the note or change any place of payment where, or currency in which, the note or interest on the note is payable; or

                  o reduce the amount of debt securities whose holders must consent to an amendment or waiver. (Section 902)

         Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding notes of any series may on behalf of the holders of all notes of that series waive our compliance with certain restrictive covenants of the indenture. (Section 1009) The holders of a majority in principal amount of the outstanding notes of any series may on behalf of the holders of all the notes of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (and premium, if any) or any interest on any note of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding notes of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 513)

Consolidation, Merger and Sale of Assets

         We may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person") provided:

                  o we are the surviving corporation, or the successor person (if other than Wisconsin Gas Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the notes and under the indenture;

                  o immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

                  o        certain other conditions are met.  (Section 801)

Events of Default

                  "Event of Default" means with respect to any series of notes any of the following:

                  o default in the payment of any interest upon any note of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

                  o default in the payment of principal of (or premium if any on) any note of the series when due and payable;

                  o default in the payment of any sinking fund payment or similar payment with respect to the notes of that series, when and as due in respect of any note of that series and continuance of such default for a period of 30 days;

                  o default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of notes other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding notes of that series as provided in the indenture;

                  o        certain   events   of   bankruptcy,   insolvency   or
                           reorganization; and

                  o any other Event of Default provided with respect to notes of that series. (Section 501)

         No Event of Default with respect to a particular series of notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of notes. The occurrence of an Event of Default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

         If an Event of Default with respect to notes of any series at the time outstanding occurs and is continuing (except as to certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding notes of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the notes of that series are original issue discount notes, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all notes of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding notes. At any time after a declaration of acceleration with respect to notes of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to notes of that series, have been cured or waived as provided in the indenture. (Section 502) For information as to waiver of defaults see the discussion set forth under "--Modification and Waiver." We refer you to the prospectus supplement relating to any series of notes that are original issue discount notes for the particular provisions relating to acceleration of a portion of the principal amount of such original issue discount notes upon the occurrence of an Event of Default.

         The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 603) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 512)

         No holder of any note of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

                  o that holder has previously given to the trustee written notice of a continuing Event of Default with respect to notes of that series; and

                  o the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding notes of that series a direction inconsistent with that request and has failed to institute the proceeding within 90 days. (Section 507)

         Notwithstanding the foregoing, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that note on or after the due dates expressed in that note and to institute suit for the enforcement of payment. (Section 507)

         The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 1007) The indenture provides that the trustee may withhold notice to the holders of notes of any series of any Event of Default (except in payment on any notes of that series) with respect to notes of that series if it in good faith determines that withholding notice is in the interest of the holders of those notes. (Section 602)

Concerning the Trustee

         It is expected that the trustee will act as paying agent with respect to the notes. We have a borrowing arrangement with the trustee.

Defeasance of Notes and Certain Covenants in Certain Circumstances

         Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of notes, we may be discharged from any and all obligations in respect of the notes of any series (except for certain obligations to register the transfer or exchange of notes of such series, to replace stolen, lost or mutilated notes of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the notes of the series on the stated maturity of those payments in accordance with the terms of the indenture and those notes.

         This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 401)

         Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of notes, upon compliance with certain conditions:

                  o we may omit to comply with the covenants described under the heading "Restrictive Covenants," "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

                  o any omission to comply with those covenants will not constitute an Event of Default with respect to the notes of that series ("covenant defeasance").

The conditions include:

                  o        depositing   with  the  trustee   money  and/or  U.S.
                           Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accounts to pay and discharge each installment of principal of (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the notes of that series on the stated maturity of those payments in accordance with the terms of the indenture and those notes; and

                  o no Event of Default or event which with notice or passage of time would become an Event of Default has occurred and continues. (Section 402)

         Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of notes and the notes of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

         The  applicable   prospectus   supplement  may  further   describe  the
provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the notes of a particular series.

         Federal Income Tax Consequences. Under current Federal income tax law, the deposit and defeasance described above under "Defeasance of Certain
Covenants" will not result in a taxable event to any holder of notes or otherwise affect the federal income tax consequences of an investment in the notes of any series.

         The federal income tax treatment of the deposit and discharge described above under "Legal Defeasance" is not clear. A deposit and discharge may be treated as a taxable exchange of such notes for beneficial interests in the trust consisting of the deposited money or securities. In that event, a holder of notes may be required to recognize gain or loss equal to the difference between the holder's adjusted basis for the notes and the fair market value of the holder's beneficial interest in such trust. Thereafter, such holder may be required to include in income a share of the income, gain and loss of the trust. As described above, it is generally a condition to such a deposit and discharge to obtain an opinion of tax counsel, or our receipt from, or publication of a ruling by, the Internal Revenue Service, to the effect that such deposit and discharge will not alter the holders' tax consequences that would have been applicable in the absence of the deposit and discharge. Purchasers of the notes should consult their own advisors with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than federal income tax law.

                              PLAN OF DISTRIBUTION

         We may, from time to time, sell notes (1) through underwriters or dealers, (2) directly to one or more purchasers, or (3) through agents. A prospectus supplement will set forth the terms of the offering of the notes, including the name or names of any underwriters, the purchase price of the notes, our proceeds from the sale, any underwriting discounts and commissions, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the notes may be listed. Only underwriters named in such prospectus supplement are deemed to be underwriters in connection with the offering of such notes.

         If underwriters are used in the sale, the notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the notes will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the notes of the series offered by the prospectus supplement if any of the notes are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         We may also sell notes directly or through agents we designate from time to time. Any agent involved in the offering and sale of notes in respect of which this prospectus is delivered will be named, and any commissions we pay to such agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

         If a dealer is utilized in the sale of the notes, the Company will sell such notes to the dealer, as principal. The dealer may then resell such notes to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

         The place and time of delivery for the notes in respect of which this Prospectus is delivered are set forth in the accompanying prospectus supplement.

                                  LEGAL MATTERS

         Foley & Lardner of Milwaukee, Wisconsin will issue an opinion about certain legal matters with respect to the notes for us. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel. Jere D. McGaffey, a partner of Foley & Lardner, is a director of Wisconsin Gas Company and its parent WICOR, Inc.. As of December 10, 1998, Foley & Lardner attorneys who participated in the preparation of this prospectus, including Mr. McGaffey, beneficially owned an aggregate of 5,147 shares of WICOR, Inc. common stock.

                                     EXPERTS

         The financial statements included in our Annual Report on Form 10-K, for the year ended December 31, 1997, incorporated by reference in this prospectus and in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect to said financial statements, and are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14. Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities covered hereby, other than underwriting discounts and commissions, are, subject to future contingencies, estimated to be as follows:

                       Securities and Exchange Commission
                          Filing Fee ........................$  13,900
                       Public Service Commission of
                          Wisconsin ..........................   1,000
                       Legal Fees and Expenses................  50,000
                       Blue Sky Fees and Expenses.............   5,000
                       Accounting Fees and Expenses...........  12,000
                       Printing Expenses......................   5,000
                       Trustee Fees and Expenses..............   4,000
                       Rating Agencies' Fees..................  25,000
                       Miscellaneous .........................   9,100
                                                              --------

                                    Total.....................$125,000
                                                              ========

Item 15. Indemnification of Directors and Officers.

         Pursuant to the provisions of the Wisconsin Business Corporation Law and the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

         Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

         The indemnification provided by the Wisconsin Business Corporation Law is not exclusive of any other rights to which a director or officer of the Registrant may be entitled. The Registrant also maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933.

         The proposed form of Underwriting Agreement for the Notes contains provisions under which the Underwriters agree to indemnify the directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16. Exhibits.

         The exhibits filed herewith or incorporated by reference herein are specified on the Exhibit Index included herein.

Item 17. Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on December 11, 1998.

                                  WISCONSIN GAS COMPANY



                                  By:  /s/ Joseph P. Wenzler
                                       Joseph P. Wenzler
                                       Senior Vice President and Chief Financial
                                       Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of this 11th day of December, 1998 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Bronson J. Haase and Joseph P. Wenzler, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Signature                                     Title



/s/ Bronson J. Haase                             President and Chief Executive
Bronson J. Haase                                 Officer
                                                 (Principal Executive Officer)

/s/ Joseph P. Wenzler                            Senior Vice President and Chief
Joseph P. Wenzler                                Financial Officer (Principal
                                                 Financial Officer and Principal
                                                 Accounting Officer)
/s/ Wendelll F. Bueche
Wendell F. Bueche                                       Director


/s/ Willie D. Davis
Willie D. Davis                                         Director

/s/ Jere D. McGaffey
Jere D. McGaffey                                        Director


/s/Daniel F. McKeithan, Jr.
Daniel F. McKeithan, Jr.                                Director


/s/Guy A. Osborn
Guy A. Osborn                                           Director



/s/ Thomas F. Schrader
Thomas F. Schrader                                      Director


/s/ Stuart W. Tisdale
Stuart W. Tisdale                                       Director


/s/ George E. Wardeberg
George E. Wardeberg                                     Director


/s/ Essie M. Whitelaw
Essie M. Whitelaw                                       Director


/s/ William B. Winter
William B. Winter                                       Director


         Pursuant to Transaction Requirement B.2 of Form S-3, the Registrant reasonably believes that the security rating to be assigned to the securities registered hereunder will make the securities "investment grade securities" prior to sale.

                                  EXHIBIT INDEX




                                     Exhibit

(1)        Underwriting Agreement for the Notes.*

(4.1) Indenture of Mortgage and Deed of Trust, dated as of November 1, 1950, between Wisconsin Gas Company, successor to Milwaukee Gas Light Company, and Chase Manhattan Trust Company, N.A., successor to Mellon National Bank and Trust Company, and Theodore Kravis, successor to D.
           A. Hazlett, Trustees (incorporated by reference to Exhibit 7-E to the Company's Registration Statement (No. 2-8631)).

(4.2) Eleventh Supplemental Indenture, dated as of February 15, 1982, between Wisconsin Gas Company and Chase Manhattan Trust Company,
           N.A., successor to Mellon Bank, N.A., and N. R. Smith, Trustees (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S- 3 (No. 33-43729)).

(4.3) Bond Purchase Agreement, dated December 31, 1981, between Wisconsin Gas Company and Teachers Insurance and Annuity Association of America relating to the issuance and sale of $30 million principal amount of First Mortgage Bonds, Adjustable Rate Series due 2002 (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-3 (No.
           33-43729)).

(4.4) Indenture, dated as of September 1, 1990, between Wisconsin Gas Company and Firstar Bank Milwaukee, N.A., successor to First Wisconsin Trust Company, Trustee (incorporated by reference to
           Exhibit 4.11 to the Company's Registration Statement on Form S-3 (No. 33-36639)).

(4.5) Officers' Certificate, dated as of September 15, 1993, setting forth the terms of the Company's 6.60% Debentures due 2013 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated September 15, 1993).

(4.6) Officers' Certificate, dated as of November 7, 1995, setting forth the terms of the Company's 6 3/8% Notes due 2005 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated November 7, 1995).

(4.7)      Revolving  Credit  Agreement,  dated  as of  August  6,  1997,  among
           Wisconsin Gas Company and Citibank, N.A., as Agent, Firstar Bank Milwaukee, N.A., Harris Trust & Savings Bank and M&I Marshall & Ilsley Bank (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10- Q for the quarter ended September 30, 1997).

(5)        Opinion of Foley & Lardner.

(12)       Statement re:  computation of ratios.

(23.1)     Consent of Arthur Andersen LLP

(23.2)     Consent of Foley & Lardner (included in Exhibit 5).

(24) Powers of Attorney relating to subsequent amendments (included on the signature page to the Registration Statement).

(25) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Firstar Bank Milwaukee, N.A.

---------------------

* To be filed by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K.